CCE

COMMON STOCK
PAR VALUE OF $0.01 PER SHARE

CCE Spinco, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 14985W 10 9

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

CCE Spinco, Inc. transferable on the books of the Corporation by the holder hereof in person, or by duly authorized Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

CCE SPINCO, INC. CORPORATE SEAL DELAWARE ★

CHAIRMAN

Countersigned and Registered:
THE BANK OF NEW YORK
Transfer Agent and Registrar
By
Authorized Signature

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF NOVEMBER 28, 2005 CCE SPINCO, INC. TSB 21878 FACE
SALES: P. SHEERIN 773-523-6171	Operator: Teresa
/ ETHER 7 / LIVE JOBS / C / CCE / 21878 FC	REV. 3

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-11A medium orange.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

CCE Spinco, Inc.

This certificate also evidences and entitles the record holder hereof to certain rights as set forth in a Rights Agreement between CCE Spinco, Inc. and The Bank of New York, dated as of , 2005, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CCE Spinco, Inc. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. CCE Spinco, Inc. will mail to the record holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned by any Person who becomes an Acquiring Person, or by any Affiliate or Associate of such Acquiring Person, become immediately null and void (all such capitalized terms having the meanings ascribed thereto in the Agreement).

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT— ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors Act ________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____

Please print or typewrite name and address, including postal zip code, of assignee.

____

____

______________________________ Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably

constitute and appoint ______________________________

____

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ______________________

X ______________________________

X ______________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: ______________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF NOVEMBER 23, 2005 CCE SPINCO, INC. 21878 back_patch
SALES: P. SHEERIN 773-523-8171	Operator: Teresa
/ ETHER 7 / LIVE JOBS / C / CCE 21878 BK	REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.